UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 11, 2015

MOHEGAN TRIBAL GAMING AUTHORITY

(Exact name of registrant as specified in its charter)

Not Applicable	033-80655	06-1436334
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Mohegan Sun Boulevard, Uncasville, CT		06382
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (860) 862-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Loan Agreement and Borrowing of Increase Term B Loans

On August 11, 2015, the Mohegan Tribal Gaming Authority (the “Authority”) entered into an increase joinder and amendment agreement (the “Amendment Agreement”) among the Authority, the Mohegan Tribe of Indians of Connecticut (the “Tribe”), the guarantors party thereto, Citizens Bank, N.A., as administrative agent, and the lenders party thereto, amending the loan agreement (the “Loan Agreement”), dated as of November 19, 2013, among the Authority, the Tribe, the lenders party thereto, Citizens Bank, N.A. (f/k/a RBS Citizens, N.A.), as administrative agent and L/C Issuer and Bank of America, N.A. as Autoborrow Lender and L/C Issuer. Pursuant to the Amendment Agreement, the Authority borrowed $90,000,000 of increase term B loans (the “Increase Term B Loans”) on the same terms as the Authority’s existing term B loans. A description of certain material terms of the Authority’s existing term B loans is included under the caption “New Senior Secured Credit Facilities” within Item 1.01 of the Authority’s Current Report on Form 8-K dated November 19, 2013, which description is incorporated herein by reference. The net proceeds of the Increase Term B Loans will be used by the Authority to redeem outstanding 11% Senior Subordinated Notes due 2018 (the “Senior Subordinated Notes”), as further described below.

The foregoing description of the Amendment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment Agreement, which the Authority intends to file as an exhibit to its Quarterly Report on Form 10-Q for the three months ended June 30, 2015, and the Loan Agreement, which the Authority previously filed as Exhibit 10.25 to its Annual Report on Form 10-K for the fiscal year ended September 30, 2013.

Issuance of Additional Senior Notes

On August 11, 2015, the Authority closed its previously announced private placement of an additional $85,000,000 of its 9.75% Senior Notes due 2021 (the “Additional Senior Notes”), issued under the Indenture (the “Indenture”), dated as of August 15, 2013, among the Authority, as issuer, the Tribe, the guarantors party thereto, and U.S. Bank National Association, as trustee. The aggregate principal amount of the Authority’s 9.75% Senior Notes due 2021 outstanding, including the Additional Senior Notes, is $585,000,000. A description of certain material terms of the Authority’s 9.75% Senior Notes due 2021 is included under the caption “2021 Notes Indenture” within Item 1.01 of the Authority’s Current Report on Form 8-K filed on August 16, 2013, which description is incorporated herein by reference.

The net proceeds of the sale of the Additional Senior Notes will be used by the Authority to redeem outstanding Senior Subordinated Notes, as further described below.

The foregoing description of the Additional Senior Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture and form of global 9.75% Senior Note due 2021, which the Authority previously filed as Exhibits 4.29 and 4.30, respectively, to its Annual Report on Form 10-K for the fiscal year ended September 30, 2013.

Registration Rights Agreement

On August 11, 2015, the Authority and the guarantors of the Additional Senior Notes entered into a registration rights agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated and RBS Securities Inc. as representatives of the several initial purchasers of the Additional Senior Notes. Upon the terms and subject to the conditions of this agreement, the Authority agreed to offer to exchange the Additional Senior Notes, pursuant to a registration statement effective within 270 days of issuance of the Additional Senior Notes, for a new issue of substantially identical debt securities registered under the Securities Act of 1933, as amended. Under certain circumstances set forth in the registration rights agreement, the Authority also may be obligated under such agreement to file a shelf registration statement with respect to the Additional Senior Notes.

The foregoing description of certain provisions of the registration rights agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which the Authority intends to file as an exhibit to its Quarterly Report on Form 10-Q for the three months ended June 30, 2015.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures in Item 1.01 of this Current Report on Form 8-K with respect to the Increase Term B Loans and the Additional Senior Notes are incorporated herein by reference.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On August 11, 2015, the Authority called for redemption of $175,000,000 of its Senior Subordinated Notes (the “Redemption Notes”) issued under that certain Indenture, dated as of March 6, 2012, between the Authority, the Tribe, the guarantors party thereto, and U.S. Bank National Association, as trustee. The Redemption Notes will be redeemed on September 10, 2015 (the “Redemption Date”) at a redemption price equal to $1,053.47 per $1,000 principal amount thereof, which represents 100% of the aggregate principal amount of the Redemption Notes, plus accrued and unpaid interest thereon to the Redemption Date.

Section 8 – Other Events

Item 8.01 Other Events.

On August 11, 2015, the Authority issued a press release announcing (i) the closing of the private placement of the Additional Senior Notes, (ii) entry into the Amendment Agreement and borrowing of Increase Term B Loans and (iii) the call for redemption of the Redemption Notes.

A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The press release and related information also may be found on the Authority’s website at www.mtga.com, under “Investor Relations/Financial News.”

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed as part of this report:

99.1	Press Release of the Mohegan Tribal Gaming Authority, dated August 11, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOHEGAN TRIBAL GAMING AUTHORITY

Date: August 12, 2015	By:	/s/ Kevin P. Brown
Kevin P. Brown
Chairman, Management Board